UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 28, 2017

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On August 3, 2107, CBL & Associates Properties, Inc. (the "Company") and CBL & Associates Limited Partnership (the "Operating Partnership") filed a Current Report on Form 8-K to disclose the amendments made to the credit facilities and term loans noted below. This Amendment No. 1 on Form 8-K/A is being filed to include the related exhibits which were due to be filed no later than the due date for the Form 10-Q for the quarter ended September 30, 2017. No other changes have been made to the disclosure in the Original Report and the disclosure continues to speak as of the date of the Original Report.
Item 1.01 Entry into a Material Definitive Agreement
The information set forth under Item 2.03, "Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" is incorporated herein by reference.
Item 2.03 Creation of a Direct Financing Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
On July 28, 2017, CBL & Associates Limited Partnership (the "Operating Partnership"), the operating partnership of CBL & Associates Properties, Inc. (the "Company"), closed on an extension and modification of its $400 million unsecured term loan. Wells Fargo Bank National Association serves as administrative agent for the lender group. The Company has customary corporate and commercial banking arrangements with several of the lenders as well as with the administrative agent.
The loan, which had an original maturity date in July 2018, was extended to July 2020 and has two one-year extension options (subject to continued compliance with the terms of the loan). The second extension option is at the lenders' sole discretion. The term loan was increased to $490 million through the original maturity date of July 30, 2018, after which it will be reduced to $300 million for the remainder of its term.
The interest rate spread remains unchanged and bears interest at the London Interbank Offered Rate, as defined in the loan agreement ("LIBOR"), as set by the ICE Benchmark Administration, plus a spread of 105 to 200 basis points, based on the Company's credit ratings. The loan bears an interest rate of 150 basis points over LIBOR based on the Company's current credit ratings of BBB-, Baa3 and BBB-.
The loan agreement contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios, minimum net worth requirements, minimum unencumbered asset ratios and maximum secured indebtedness ratios. The agreement also contains default and cross-default provisions customary for transactions of this nature (with applicable customary grace periods). These items remain unchanged except for the ratio of unsecured indebtedness to unencumbered asset value, which has been modified to reduce the maximum ratio of unsecured indebtedness to unencumbered asset value from 62.5% to 60.0%. Additionally, the definition of unencumbered asset value was modified with respect to the assets that are included in the unencumbered asset pool. The ratio of unsecured indebtedness to unencumbered asset value may vary over time and could potentially limit the Company’s ability to access the full capacity of its unsecured credit facilities. The effect of this change to the debt covenant does not impact the Company's past compliance with this ratio. For consistency, this change was also made to the Company's two unsecured credit facilities that each have a total capacity of $500 million and to its $350 million unsecured term loan.
Item 8.01 Other Events
The Company's $50 million unsecured term loan, which was due to mature in 2018, was also extended and modified in July 2017 to reduce the term loan to $45 million and extend the maturity date. The $45 million term loan has an initial maturity date of June 2021 and a one-year extension option, which is at the Company's option subject to continued compliance with the terms of the loan, for an extended maturity date of June 2022. The interest rate also increased from a variable rate of LIBOR plus 155 basis points to LIBOR plus 165 basis points.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Not applicable

(b)	Pro Forma Financial Information
Not applicable

(c)	Shell Company Transactions
Not applicable

(d)	Exhibits

Exhibit Number	Description
10.8.5	Fourth Modification to Amended and Restated Loan Agreement by and among the Operating Partnership, the Company and First Tennessee Bank National Association, et. al., dated July 14, 2017
10.12.3	Increase and Second Amendment to Term Loan Agreement by and among the Operating Partnership, the Company and Wells Fargo Bank, National Association, et. al., dated July 28, 2017
10.14.2	First Amendment to Term Loan Agreement by and among the Operating Partnership, the Company and Wells Fargo Bank, National Association, et. al., dated July 28, 2017
10.15.2	First Amendment to Fourth Amended and Restated Credit Agreement by and among the Operating Partnership, the Company and Wells Fargo Bank, National Association, et. al., dated July 28, 2017
10.16.2	First Amendment to Ninth Amended and Restated Credit Agreement by and among the Operating Partnership, the Company and Wells Fargo Bank, National Association, et. al., dated July 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel
___________________________________
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel
___________________________________
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: August 29, 2017